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                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                             SECRETARY'S CERTIFICATE


I, KWONG L. YIU, Assistant Secretary of THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) (the "Company"), a corporation existing under the laws of the State of Michigan, hereby certify that the following is a true copy of the Resolution adopted by the Company's Board of Directors at its meeting held on December 4th, 2001, and that the same has not been revoked or modified and remains in full force and effect as of the date of this Certificate.

                   RESOLUTION TO ACCEPT TRANSFER MANAMERICA'S
                    SEPARATE ACCOUNTS ON TRANSFER OF BUSINESS

WHEREAS, to implement consolidation of the Company's U.S. subsidiaries, the Board of Directors has, by resolution dated March 7, 2001, authorized the Company to enter into an assumption reinsurance agreement (the "Agreement") for, among other things, the transfer to the Company of all of the business of its subsidiary, The Manufacturers Life Insurance Company of America ("ManAmerica") (the "Transfer"); and

WHEREAS, ManAmerica has established and maintains the following separate accounts (the "Separate Accounts") to fund various variable life insurance and variable annuity contracts issued by ManAmerica (the "Contracts"):

a.  The Manufacturers Life Insurance Company of America Separate Account One,
b.  The Manufacturers Life Insurance Company of America Separate Account Two,
c.  The Manufacturers Life Insurance Company of America Separate Account Three,
d.  The Manufacturers Life Insurance Company of America Separate Account Four;
e.  The Manufacturers Life Insurance Company of America Separate Account A;


WHEREAS, at the effective time of the Transfer (the "Effective Time") and pursuant to agreement between the Company and ManAmerica: each Separate Account will be transferred intact from ManAmerica to the Company; the Company will replace ManAmerica as the depositor for the Separate Accounts, assume legal ownership of all of the assets of the Separate Accounts and become responsible for ManAmerica's liabilities and obligations with respect to the Contracts then outstanding; and each contract owner of ManAmerica will become a contract owner of the Company;

WHEREAS, after the Transfer, the Company intends to accept additional payments under the Contracts outstanding at the Effective Time and to continue offering new contracts through the Separate Accounts; and
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WHEREAS, at the Effective Time, the Company will succeed as the issuer of fixed annuity contracts which Man America had previously registered under the Securities Act of 1933, as amended (the "1933 Act"), and for which Man America maintains reserves in a non-unitized separate account; it is hereby

RESOLVED THAT:

      1. At the Effective Time, the Company shall and hereby agrees to accept the intact transfer to it of each Separate Account and, in that connection, to succeed ManAmerica as depositor of each Separate Account and as owner of the assets of each Separate Account, which will be maintained intact and not combined with the assets of any other separate account of the Company or any other entity in connection with the Transfer;

      2. At the Effective Time, the Separate Accounts shall be renamed as follows:

            a. The Manufacturers Life Insurance Company of America Separate Account One shall be renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account L,

            b. The Manufacturers Life Insurance Company of America Separate Account Two shall be renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account M,

            c. The Manufacturers Life Insurance Company of America Separate Account Three shall be renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account A, and

            d. The Manufacturers Life Insurance Company of America Separate Account Four shall be renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account N,

            e. The Manufacturers Life Insurance Company of America Separate Account A shall be renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account O,

            provided, however, that the officers of the Company may, from time to time, change the designation of each Separate Account to such other designation(s) as they may deem necessary or appropriate;

      3. The officers of the Company are hereby authorized and directed to take all such actions as they may deem necessary or appropriate (i) to amend the registration statement of each Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"), to cause the Company to succeed as the depositor of each Separate Account and (ii) to effect the transfer of the Separate Accounts and ManAmerica's non-unitized separate account to the Company in accordance with the terms and conditions of the Company's June 22, 2001 no-action request to the Securities and Exchange Commission ("SEC"), (attached hereto as Schedule A) as such terms and
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            conditions may be amended or supplemented in any amendment to that request or any SEC Staff response thereto;

      4. Premiums paid pursuant to the Contracts, including any new variable contracts offered through the Separate Accounts, shall be allocated to the various Separate Accounts and the sub-accounts thereof in accordance with the terms of such contracts for the purpose of providing benefits under the contracts.

      5. Income, gains and losses, realized and unrealized, relating to each Separate Account and each sub-account shall be credited or charged to that Separate Account or sub-account without regard to the other gains or losses of the Company;

      6. Each Separate Account shall not be chargeable with liabilities arising out of any other business of the Company and shall be held solely for the contract owners with variable contracts funded in that Separate Account to the extent provided in such contracts;

      7. Each Separate Account shall be invested in a manner determined by the Company from time to time and in accordance with any restrictions contained in the variable contracts funded in that Separate Account;

      8. The officers of the Company are hereby authorized and directed to make such application or applications for such exemptive or other orders under the 1940 Act, relating to the Company, its separate accounts, or the contracts funded in its separate accounts as they in their judgment may determine to be necessary or desirable;

      9. The officers of the Company are hereby authorized and directed to take all such actions as they may deem necessary or appropriate to file or cause to be filed with the SEC in accordance with the provisions of the 1933 Act registration statements on behalf of the Company and the Separate Accounts with respect to the Contracts and registration statements on behalf of the Company with respect to fixed annuity contracts;

      10. James D. Gallagher, Secretary and General Counsel of the Company, be, and he is hereby, constituted and appointed agent for service of process for the Company to receive notices and communications from the SEC with respect to such registration statements as may be filed on behalf of the Company and the Separate Accounts with respect to the Contracts and fixed annuity contracts and to exercise the powers given to such agent in the rules and regulations of the SEC under the 1933 Act;

      11. The officers of the Company be, and they hereby are, authorized and directed to do or cause to be done all things necessary or desirable, as may be advised by counsel, to comply with or obtain exemptions from Federal and State laws and
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            regulations that may be applicable to the issuance and sale of variable contracts by the Company; and

      12. The officers of the Company be, and they are hereby, authorized and directed to perform all such acts and do all such things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions and to enable the Company to maintain the Separate Accounts and continue to issue variable contracts.


GIVEN AND CERTIFIED, at the City of Toronto, Province of Ontario, with the Common Seal hereto affixed by the undersigned having custody of the same as Secretary of the Company, this 12th day of December, 2001.


                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY (U.S.A.)



                                    By: /s/ Kwong L. Liu
                                        -------------------
                                        Assistant Secretary